SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 29, 2005

(Date of earliest event report)
WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777

(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 7.01. REGULATION FD DISCLOSURE
On November 29, 2005, Weyerhaeuser Company issued a press release stating the following:
Weyerhaeuser Company Announces Pricing for Any and All Tender Offers and Maximum Tender Offers
Source: Weyerhaeuser Company. (NYSE:WY)
Federal Way, WA — November 29, 2005—Weyerhaeuser Company (NYSE:WY) announced today the applicable reference yield and the Full Tender Offer Consideration for each series of Securities to be purchased pursuant to its previously announced Any and All Offers and Maximum Tender Offers. The reference yield was determined today at 2:00 p.m., New York City time. The Full Tender Offer Consideration for the Securities subject to the Any and All Offers and Maximum Tender Offers is based on the applicable reference yield plus a fixed spread as set forth in the table below. All payments for Securities purchased in the Any and All Offers and Maximum Tender Offers will include accrued and unpaid interest on the principal amount of Securities tendered up to, but not including, the applicable Settlement Date for the Offers, which is currently expected to be December 2, 2005 for the Any and All Offers and December 15, 2005 for the Maximum Tender Offers.

Full Tender
				Offer	Accrued
				Consideration	Interest per
	Reference		Fixed	per $1,000	$1,000
	U.S.		Spread	Principal	Principal
Title of	Treasury	Reference	(basis	Amount of	Amount of
Security	Security	Yield	points)	Securities	Securities
Offers for Securities Listed Below: Any and All Offers

8.375% Debentures due	2.25% due
February 15,	February
2007	15, 2007	4.424%	40.0	$1,040.90	$24.89
5.250% Notes	3.50% due
due December	December
15, 2009	15, 2009	4.376%	68.0	$1,006.98	$24.35

Offers for Securities Listed Below: Maximum Tender Offers

3.75%
6.125% Notes	due
due March 15,	March
2007	31, 2007	4.412%	45.0	$1,015.05	$15.31
4.375%
5.950% Notes	due
due November	November
1, 2008	15, 2008	4.383%	62.5	$1,024.89	$7.27

The Any and All Offers will expire at 5:00 p.m., New York City time, on December 1, 2005, unless extended.
The Maximum Tender Offers will expire at midnight, New York City time, on December 14, 2005. Holders of securities subject to the Maximum Tender Offers must validly tender and not validly withdraw their securities on or before 5:00 p.m. New York City time on December 1, 2005 to receive the applicable Full Tender Offer Consideration. Holders of securities subject to the Maximum Tender Offers who validly tender their securities after the early tender date and on or before the Maximum Tender Offers expiration date will receive the applicable later tender offer consideration, which is the applicable Full Tender Offer Consideration minus $10 per $1,000 principal amount of securities tendered by such holder that are accepted for purchase. Holders of securities subject to the Maximum Tender Offers who validly tender their securities on or before 5:00 p.m. New York City time on December 1, 2005 may not withdraw their securities after December 1, 2005 except in the limited circumstances as described in the Offer to Purchase.
The terms and conditions of the Offers, including the conditions to Weyerhaeuser’s obligation to accept any Securities tendered and to pay the applicable Full Tender Offer Consideration, plus accrued and unpaid interest, are set forth in the Offer to Purchase dated November 16, 2005. Each tender offer is conditioned upon the satisfaction of certain conditions described in the Offer to Purchase.
JPMorgan and Banc of America Securities LLC are the dealer managers for the Offer and Deutsche Bank Securities, Inc. is co-dealer manager for the Offers. Global Bondholder Services Corporation is the Depositary and Information Agent for the Offers. This news release is neither an offer to purchase nor a solicitation of an offer to sell securities. The Offers are made only by the Offer to Purchase dated November 16, 2005, and the information in this news release is qualified by reference to the Offer to Purchase. Persons with questions regarding the Offers should contact JPMorgan toll free at (866) 834-4666 or collect at (212) 834-4077, Attn. Liability Management Group or Banc of America Securities LLC toll free at (866) 475-9886 or collect at (704) 388-4603, Attn. Liability Management Group. Requests for documents should be directed to Global Bondholder Services Corporation toll free at (866) 804-2200 or (bankers and brokers) collect at (212) 430-3774.
Weyerhaeuser Company, one of the world’s largest integrated forest products companies, was incorporated in 1900. In 2004, sales were $22.7 billion. It has offices or operations in 19 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at: http://www.weyerhaeuser.com.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Steven J. Hillyard

Its:	Vice President and Chief Accounting Officer
Date: November 29, 2005